PennantPark Investment Corporation Announces Its Quarterly Distribution of $0.28 per Share

NEW YORK, NY -- (Marketwire - March 01, 2012) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) declares its second fiscal quarter 2012 distribution of $0.28 per share, payable on April 2, 2012 to stockholders of record as of March 22, 2012. Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in a periodic report filed with the Securities and Exchange Commission.

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com